Exhibit 99.1

YRC Worldwide Reports Second Quarter 2017 Results

Results include Operating Income of $50.0 million and Adjusted EBITDA of $91.1 million

OVERLAND PARK, Kan., August 3, 2017 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for second quarter 2017 of $1.261 billion and consolidated operating income of $50.0 million, which included a $1.0 million gain on property disposals. As a comparison, for the second quarter 2016, the Company reported consolidated operating revenue of $1.208 billion and consolidated operating income of $57.2 million, which included an $11.1 million gain on property disposals.

In July 2017 the Company completed an amendment to extend the maturity of its Term Loan Credit Agreement from February 2019 to July 2022.

Financial Highlights

•	On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $91.1 million in second quarter 2017 for an Adjusted EBITDA margin of 7.2% compared to $91.4 million and 7.6%, respectively, in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) consolidated Adjusted EBITDA is $277.5 million for an Adjusted EBITDA margin of 5.8% compared to $319.4 million and 6.8%, respectively, in 2016.

•	The total debt-to-Adjusted EBITDA ratio for second quarter 2017 was 3.61 times compared to 3.32 times for second quarter 2016.

•	Reinvestment in the business continued during second quarter 2017 with $22.7 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $6.9 million, for a total of $29.6 million.

Operational Highlights

•	The consolidated operating ratio for second quarter 2017 was 96.0 compared to 95.3 for the same period in 2016. The operating ratio at YRC Freight was 96.5 compared to 96.2 in the second quarter 2016 which included an $11.2 million gain on property disposals. The Regional segment’s second quarter 2017 operating ratio was 94.6 compared to 93.2 in the prior year.

•	Second quarter 2017 tonnage per day increased 2.7% at YRC Freight and 3.6% at the Regional segment compared to second quarter 2016.

•	At YRC Freight, excluding fuel surcharge, second quarter 2017 revenue per hundredweight increased 1.1% and revenue per shipment was essentially flat with a decrease of 0.1% when compared to the same period in 2016. Including fuel surcharge, revenue per hundredweight increased 2.2% and revenue per shipment increased 1.0%.

•	At the Regional segment, excluding fuel surcharge, second quarter 2017 revenue per hundredweight increased 0.2% and revenue per shipment increased 1.9% when compared to the same period in 2016. Including fuel surcharge, revenue per hundredweight increased 1.3% and revenue per shipment increased by 3.0%.

•	Liability claims expense decreased by $6.3 million primarily due to certain prior year claims that unfavorably impacted second quarter 2016.

Liquidity Update

•	At June 30, 2017, the company had cash and cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $253.4 million compared to $278.8 million as of June 30, 2016.

•	For the six months ended June 30, 2017, cash provided by operating activities was $38.4 million compared to $47.5 million for the six months ended June 30, 2016.

“Following a couple of challenging quarters, the second quarter 2017 results include our efforts to return YRC Freight’s year-over-year revenue per hundredweight, excluding fuel surcharge, to positive territory,” said James Welch, chief executive officer at YRC Worldwide. “The consolidated quarterly results were also favorably impacted by our plan to streamline overhead costs, an increase in volume driven by an improving industrial economy and a decrease in liability claims expense. These factors helped offset contractual wage and benefit increases to deliver consolidated Adjusted EBITDA results that were consistent with last year. We continue to believe the fundamentals of our business remain intact and are improving,” stated Welch.

“As we look to the second half of 2017, we expect that meeting our customers’ needs, pricing for profitability and diligently managing costs should contribute to improved year-over-year financial performance. The industrial economy appears to be moving forward at a moderate pace and we continue to see signs of a stable pricing environment in the less-than-truckload sector.

“We constantly look for opportunities to enhance the Company’s long-term success and last month we took another step in that direction when the term loan was amended to extend the maturity from February 2019 to July 2022. We were able to utilize our strong liquidity position to retire a portion of the term loan in conjunction with the refinancing amendment and reduced the outstanding balance to $600 million,” concluded Welch.

Key Segment Information — second quarter 2017 compared to second quarter 2016

YRC Freight	2017	2016	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$789.5	$755.0	4.6%
Operating income (in millions)	$28.0	$28.4	(1.4)%
Operating ratio	96.5	96.2	(0.3)pp
Total tonnage per day (in thousands)	25.62	24.94	2.7%
Total shipments per day (in thousands)	43.58	41.93	3.9%
Total picked up revenue per hundredweight incl FSC	$24.0	$23.48	2.2%
Total picked up revenue per hundredweight excl FSC	$21.53	$21.30	1.1%
Total picked up revenue per shipment incl FSC	$282	$279	1.0%
Total picked up revenue per shipment excl FSC	$253	$253	(0.1)%
Total weight/shipment (in pounds)	1,176	1,190	(1.2)%

Regional Transportation	2017	2016	Percent Change(a)
Workdays	63.5	64.0
Operating revenue (in millions)	$471.2	$452.8	4.1%
Operating income (in millions)	$25.3	$30.6	(17.3)%
Operating ratio	94.6	93.2	(1.4)pp
Total tonnage per day (in thousands)	32.06	30.94	3.6%
Total shipments per day (in thousands)	42.92	42.12	1.9%
Total picked up revenue per hundredweight incl FSC	$11.60	$11.45	1.3%
Total picked up revenue per hundredweight excl FSC	$10.43	$10.40	0.2%
Total picked up revenue per shipment incl FSC	$173	$168	3.0%
Total picked up revenue per shipment excl FSC	$156	$153	1.9%
Total weight/shipment (in pounds)	1,494	1,469	1.7%

(a)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, August 3, 2017, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or lump sum payments to our union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño 913-696-6108 investor@yrcw.com

Media Contact:	Mike Kelley 916-696-6121 mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$215.2	$136.7
Restricted amounts held in escrow	54.0	126.7
Accounts receivable, net	510.7	448.7
Prepaid expenses and other	77.1	68.7

Total current assets	857.0	780.8

PROPERTY AND EQUIPMENT:
Cost	2,741.7	2,787.0
Less — accumulated depreciation	(1,914.9)	(1,916.4)

Net property and equipment	826.8	870.6

Intangibles, net	27.5	27.2
Restricted amounts held in escrow	—	12.3
Deferred income taxes, net	—	24.9
Other assets	47.8	54.2

Total assets	$1,759.1	$1,770.0

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$163.5	$160.6
Wages, vacations, and employee benefits	220.8	191.0
Deferred income taxes, net	—	24.9
Other current and accrued liabilities	162.1	168.6
Current maturities of long-term debt	17.7	16.8

Total current liabilities	564.1	561.9

OTHER LIABILITIES:
Long-term debt, less current portion	970.3	980.3
Deferred income taxes, net	3.1	3.6
Pension and postretirement	342.5	358.2
Claims and other liabilities	289.6	282.2
Commitments and contingencies

SHAREHOLDERS' DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,320.8	2,319.2
Accumulated deficit	(2,224.1)	(2,217.8)
Accumulated other comprehensive loss	(414.8)	(425.2)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders' deficit	(410.5)	(416.2)

Total liabilities and shareholders' deficit	$1,759.1	$1,770.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Six Months
	2017	2016	2017	2016
OPERATING REVENUE	$1,260.6	$1,207.6	$2,431.2	$2,327.9

OPERATING EXPENSES:
Salaries, wages and employee benefits	739.6	718.7	1,461.3	1,416.8
Operating expenses and supplies	209.7	198.6	426.0	388.8
Purchased transportation	159.6	136.7	294.1	252.2
Depreciation and amortization	37.2	38.5	74.3	79.2
Other operating expenses	65.5	69.0	126.8	131.7
(Gains) losses on property disposals, net	(1.0)	(11.1)	1.7	(11.4)

Total operating expenses	1,210.6	1,150.4	2,384.2	2,257.3

OPERATING INCOME	50.0	57.2	47.0	70.6

NONOPERATING EXPENSES:
Interest expense	25.7	26.2	51.1	52.3
Other, net	1.7	(0.8)	2.7	0.3

Nonoperating expenses, net	27.4	25.4	53.8	52.6

INCOME (LOSS) BEFORE INCOME TAXES	22.6	31.8	(6.8)	18.0
INCOME TAX EXPENSE (BENEFIT)	3.6	4.7	(0.5)	2.9

NET INCOME (LOSS)	19.0	27.1	(6.3)	15.1
OTHER COMPREHENSIVE INCOME, NET OF TAX	6.0	3.2	10.4	0.6

COMPREHENSIVE INCOME	$25.0	$30.3	$4.1	$15.7

AVERAGE COMMON SHARES OUTSTANDING — BASIC	32,715	32,459	32,642	32,362
AVERAGE COMMON SHARES OUTSTANDING — DILUTED	33,322	32,854	32,642	32,814

INCOME (LOSS) PER SHARE — BASIC	$0.58	$0.84	$(0.19)	$0.47
INCOME (LOSS) PER SHARE — DILUTED	$0.57	$0.83	$(0.19)	$0.46

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$(6.3)	$15.1
Noncash items included in net income (loss):
Depreciation and amortization	74.3	79.2
Noncash equity-based compensation and employee benefits expense	11.7	11.3
(Gains) losses on property disposals, net	1.7	(11.4)
Gain on disposal of equity method investment	—	(2.3)
Other noncash items, net	6.8	6.4
Changes in assets and liabilities, net:
Accounts receivable	(61.5)	(55.3)
Accounts payable	(0.3)	7.3
Other operating assets	(0.6)	3.2
Other operating liabilities	12.6	(6.0)

Net cash provided by operating activities	38.4	47.5

INVESTING ACTIVITIES:
Acquisition of property and equipment	(39.0)	(47.3)
Proceeds from disposal of property and equipment	6.7	21.0
Restricted escrow receipts	95.0	57.1
Restricted escrow deposits	(10.0)	—
Proceeds from disposal of equity method investment, net	—	14.6

Net cash provided by investing activities	52.7	45.4

FINANCING ACTIVITIES:
Repayment of long-term debt	(9.4)	(21.4)
Debt issuance costs	(3.2)	(1.8)

Net cash used in financing activities	(12.6)	(23.2)

NET INCREASE IN CASH AND CASH EQUIVALENTS	78.5	69.7

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	136.7	173.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$215.2	$243.5

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(54.1)	$(44.2)
Income tax refund (payment), net	3.0	(3.4)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Six Months
	2017	2016	%	2017	2016	%
Operating revenue:
YRC Freight	$789.5	$755.0	4.6	$1,518.4	$1,450.7	4.7
Regional Transportation	471.2	452.8	4.1	913.0	877.6	4.0
Other, net of eliminations	(0.1)	(0.2)		(0.2)	(0.4)

Consolidated	1,260.6	1,207.6	4.4	2,431.2	2,327.9	4.4

Operating income (loss):
YRC Freight	28.0	28.4		17.5	32.5
Regional Transportation	25.3	30.6		37.5	43.0
Corporate and other	(3.3)	(1.8)		(8.0)	(4.9)

Consolidated	$50.0	$57.2		$47.0	$70.6

Operating ratio:
YRC Freight	96.5%	96.2%		98.8%	97.8%
Regional Transportation	94.6%	93.2%		95.9%	95.1%
Consolidated	96.0%	95.3%		98.1%	97.0%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION As of June 30, 2017	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$635.2	$(2.1)	$(9.1)	$624.0
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	27.2	—	(0.1)	27.1
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	265.2	—	(1.1)	264.1

Total debt	$1,000.8	$(2.1)	$(10.7)	$988.0

SUPPLEMENTAL INFORMATION As of December 31, 2016	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$638.5	$(2.7)	$(8.6)	$627.2
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	28.7	—	(0.2)	28.5
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	269.9	—	(1.3)	268.6

Total debt	$1,010.3	$(2.7)	$(10.5)	$997.1

Our total leverage ratio for the four consecutive fiscal quarters ended June 30, 2017 was 3.61 to 1.00.

(a)	Managed Accessibility was $38.2M.
(b)	Managed Accessibility was $44.4M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
	2017	2016	2017	2016
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$19.0	$27.1	$(6.3)	$15.1
Interest expense, net	25.6	26.1	50.8	52.1
Income tax expense (benefit)	3.6	4.7	(0.5)	2.9
Depreciation and amortization	37.2	38.5	74.3	79.2

EBITDA	85.4	96.4	118.3	149.3
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(1.0)	(11.1)	1.7	(11.4)
Letter of credit expense	1.7	2.1	3.4	4.3
Restructuring professional fees	—	—	2.2	—
Permitted dispositions and other	0.7	(0.4)	0.8	(0.4)
Equity-based compensation expense	2.6	2.7	4.0	4.5
Amortization of ratification bonus	—	—	—	4.6
Other, net (a)	1.7	1.7	3.9	3.4

Adjusted EBITDA	$91.1	$91.4	$134.3	$154.3

Operating revenue	$1,260.6	$1,207.6	$2,431.2	$2,327.9
Adjusted EBITDA margin	7.2%	7.6%	5.5%	6.6%

(a) As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.
	Three Months		Six Months
Adjusted EBITDA by segment:	2017	2016	2017	2016
YRC Freight	$48.3	$43.9	$63.2	$74.0
Regional Transportation	42.2	47.7	71.6	81.1
Corporate and other	0.6	(0.2)	(0.5)	(0.8)

Adjusted EBITDA	$91.1	$91.4	$134.3	$154.3

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in millions)

(Unaudited)

	Three Months		Six Months
YRC Freight segment	2017	2016	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$28.0	$28.4	$17.5	$32.5
Depreciation and amortization	21.2	22.3	42.5	45.0
(Gains) losses on property disposals, net	(1.4)	(11.2)	0.7	(12.0)
Letter of credit expense	1.1	1.4	2.2	2.8
Amortization of ratification bonus	—	—	—	3.0
Other, net (a)	(0.6)	3.0	0.3	2.7

Adjusted EBITDA	$48.3	$43.9	$63.2	$74.0

	Three Months		Six Months
Regional Transportation segment	2017	2016	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$25.3	$30.6	$37.5	$43.0
Depreciation and amortization	16.0	16.2	31.8	34.2
Losses on property disposals, net	0.4	0.1	1.0	0.6
Letter of credit expense	0.6	0.7	1.1	1.4
Amortization of ratification bonus	—	—	—	1.6
Other, net (a)	(0.1)	0.1	0.2	0.3

Adjusted EBITDA	$42.2	$47.7	$71.6	$81.1

	Three Months		Six Months
Corporate and other	2017	2016	2017	2016
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(3.3)	$(1.8)	$(8.0)	$(4.9)
Letter of credit expense	—	—	0.1	0.1
Restructuring professional fees	—	—	2.2	—
Permitted dispositions and other	0.7	(0.4)	0.8	(0.4)
Equity-based compensation expense	2.6	2.7	4.0	4.5
Other, net (a)	0.6	(0.7)	0.4	(0.1)

Adjusted EBITDA	$0.6	$(0.2)	$(0.5)	$(0.8)

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended June 30

(Amounts in millions)

(Unaudited)

	2017	2016
Reconciliation of net income to Adjusted EBITDA:
Net income	$0.1	$11.4
Interest expense, net	101.7	103.9
Income tax benefit	(0.3)	(5.9)
Depreciation and amortization	154.9	160.0

EBITDA	256.4	269.4
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(1.5)	(10.1)
Letter of credit expense	6.8	8.7
Restructuring professional fees	2.2	0.2
Nonrecurring consulting fees	—	(0.8)
Permitted dispositions and other	4.2	(0.3)
Equity-based compensation expense	6.8	9.3
Amortization of ratification bonus	—	13.7
Non-union pension settlement charge	—	28.7
Other, net (a)	2.6	0.6

Adjusted EBITDA	$277.5	$319.4

Operating revenue	$4,800.8	$4,715.5
Adjusted EBITDA margin	5.8%	6.8%

(a)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	2Q17	2Q16	1Q17	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	64.0
Total picked up revenue (in millions) (a)	$780.8	$749.6	$728.2	4.2	7.2
Total tonnage (in thousands)	1,627	1,596	1,547	1.9	5.1
Total tonnage per day (in thousands)	25.62	24.94	24.18	2.7	6.0
Total shipments (in thousands)	2,767	2,683	2,586	3.1	7.0
Total shipments per day (in thousands)	43.58	41.93	40.40	3.9	7.9
Total picked up revenue/cwt.	$24.00	$23.48	$23.53	2.2	2.0
Total picked up revenue/cwt. (excl. FSC)	$21.53	$21.30	$21.06	1.1	2.2
Total picked up revenue/shipment	$282	$279	$282	1.0	0.2
Total picked up revenue/shipment (excl. FSC)	$253	$253	$252	(0.1)	0.4
Total weight/shipment (in pounds)	1,176	1,190	1,197	(1.2)	(1.8)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$789.5	$755.0	$728.9
Change in revenue deferral and other	(8.7)	(5.4)	(0.7)

Total picked up revenue	$780.8	$749.6	$728.2

	Regional Transportation
	2Q17	2Q16	1Q17	Y/Y % (b)	Sequential % (b)
Workdays	63.5	64.0	64.0
Total picked up revenue (in millions) (a)	$472.2	$453.4	$443.1	4.2	6.6
Total tonnage (in thousands)	2,036	1,980	1,925	2.8	5.8
Total tonnage per day (in thousands)	32.06	30.94	30.07	3.6	6.6
Total shipments (in thousands)	2,725	2,696	2,545	1.1	7.1
Total shipments per day (in thousands)	42.92	42.12	39.77	1.9	7.9
Total picked up revenue/cwt.	$11.60	$11.45	$11.51	1.3	0.7
Total picked up revenue/cwt. (excl. FSC)	$10.43	$10.40	$10.34	0.2	0.9
Total picked up revenue/shipment	$173	$168	$174	3.0	(0.5)
Total picked up revenue/shipment (excl. FSC)	$156	$153	$156	1.9	(0.4)
Total weight/shipment (in pounds)	1,494	1,469	1,512	1.7	(1.2)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$471.2	$452.8	$441.8
Change in revenue deferral and other	1.0	0.6	1.3

Total picked up revenue	$472.2	$453.4	$443.1

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2017	2016	Y/Y % (b)
Workdays	127.5	127.5

Total picked up revenue (in millions) (a)	$1,509.0	$1,445.2	4.4
Total tonnage (in thousands)	3,174	3,081	3.0
Total tonnage per day (in thousands)	24.89	24.17	3.0
Total shipments (in thousands)	5,353	5,197	3.0
Total shipments per day (in thousands)	41.98	40.76	3.0
Total picked up revenue/cwt.	$23.77	$23.45	1.4
Total picked up revenue/cwt. (excl. FSC)	$21.30	$21.36	(0.3)
Total picked up revenue/shipment	$282	$278	1.4
Total picked up revenue/shipment (excl. FSC)	$253	$253	(0.3)
Total weight/shipment (in pounds)	1,186	1,186	0.0

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,518.4	$1,450.7
Change in revenue deferral and other	(9.4)	(5.5)

Total picked up revenue	$1,509.0	$1,445.2

	Regional Transportation
	2017	2016	Y/Y % (b)
Workdays	127.5	128.5

Total picked up revenue (in millions) (a)	$915.4	$880.0	4.0
Total tonnage (in thousands)	3,960	3,880	2.1
Total tonnage per day (in thousands)	31.06	30.20	2.9
Total shipments (in thousands)	5,270	5,254	0.3
Total shipments per day (in thousands)	41.34	40.88	1.1
Total picked up revenue/cwt.	$11.56	$11.34	1.9
Total picked up revenue/cwt. (excl. FSC)	$10.38	$10.36	0.2
Total picked up revenue/shipment	$174	$168	3.7
Total picked up revenue/shipment (excl. FSC)	$156	$153	2.0
Total weight/shipment (in pounds)	1,503	1,477	1.7

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$913.0	$877.6
Change in revenue deferral and other	2.4	2.4

Total picked up revenue	$915.4	$880.0

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.